EXHIBIT 23.2



ATA CPA GROUP, LLC
1740 Route 27, Edison, NJ 08817, USA                        www.atacpa.com
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TEL: (732) 777-9330                                    FAX: (732) 777-9331




                         INDEPENDENT AUDITORS' CONSENT


We hereby consent to the use in this Registration Statement on Form SB-2 dated December 1, 2003 of our report dated April 11, 2003, relating to the financial statements of Oriental Automotive Parts Development (China) Co., Ltd. as of February 28, 2003 and to the reference to our firm under the caption "Experts" in the Registration Statement.

We are also aware that our report dated November 12, 2003 on our review of the interim financial statements of Oriental Automotive Parts Development (China) Co., Ltd. as of September 30, 2003 and for the three months and for the period from January 28, 2003 (inception) to September 30, 2003 and included in Form 10-QSB for the quarter ended September 30, 2003 is included in the Company's Registration Statement on Form SB-2. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered as part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



/s/ Grace T. Fan, CPA
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Grace T. Fan, CPA
ATA CPA Group LLC
Edison, New Jersey

December 1, 2003